Socrates Technologies Corporation
                          8500 Leesburg Pike, Suite 406
                             Vienna, Virginia 22183
                        (703) 288-6500 Fax (703) 288-6530






                                 March 24, 2000







Dear Shareholder:

         The management of Socrates Technologies Corporation (Company), a Delaware corporation, is pleased to invite you to attend the 1999 Annual Meeting of Shareholders (Annual Meeting). The Annual Meeting will be held on Friday, April 21, 2000, at 11:00 a.m., local time, at the Sheraton Premiere Hotel, 8661 Leesburg Pike, First Floor, Vienna, Virginia 22182. Directions to the site of the Annual Meeting are included with this Notice of Meeting

         At the Annual Meeting we will elect six directors, ratify the appointment of our auditors, review our performance during fiscal 1999 and answer your questions.

         We have simplified this year's Proxy Statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English.

         The vote of every shareholder is important. Please vote your proxy by facsimile transmission to (703) 288-6530 or promptly complete and mail your proxy card. Your cooperation will be greatly appreciated.

         The Company's annual meeting of stockholders is typically held in April or May of each year. The Annual Meeting was delayed due to several changes in the senior management and board of directors of the Company during 1999 and the resulting need to recruit a new board and management team for the Company. The Company will hold the 2000 annual meeting of shareholders in November or December 2000. The Company's Board has amended the By-Laws to require the Company to hold the annual meeting of stockholders before May 31st of each year after year 2000.

         On behalf of the Company's Board of Directors and management, we look forward to greeting you and our other esteemed shareholders who are able to attend.


Sincerely,



Andreas A. Keller
Chairman of the Board

                        Socrates Technologies Corporation



                Notice of the 1999 Annual Meeting of Shareholders






         The 1999 Annual Meeting of Shareholders of Socrates Technologies Corporation, a Delaware corporation, will be held on Friday, April 21, 2000, at 11:00 a.m., local time, at the Sheraton Premiere Hotel, 8661 Leesburg Pike, First Floor, Vienna, Virginia 22182, Telephone: (703) 448-1234, for the following purposes:


1. To elect six directors to serve until their successors are elected and assume their offices; and

2. To ratify the selection of Grant Thornton, LLP as independent auditors for the Company for fiscal years 1999 and 2000; and

3.       To transact such other business as may properly come before the Annual
         Meeting.

         Shareholders owning shares of Common Stock at the close of business on February 22, 2000 are entitled to attend and vote at the Annual Meeting. A complete list of these shareholders will be available from Paul W. Richter, Secretary, at the Company's principal executive offices at 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22183, for at least ten days prior to the Annual Meeting.




By Order of the Board of Directors,




Andreas A. Keller
Chairman of the Board

                  SHAREHOLDERS OWNING COMPANY SHARES OF RECORD
                  AT THE CLOSE OF BUSINESS ON FEBRUARY 22, 2000
                 ARE ENTITLED TO ATTEND AND VOTE AT THE MEETING


          The Company's Board of Directors is soliciting proxies for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

         The Board set February 22, 2000 as the record date for the meeting. Shareholders who owned shares of the Common Stock of record at the close of business on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 20,825,370 shares of the Company's Common Stock outstanding on the record date. On the record date, the closing bid price of the Company's Common Stock on the Nasdaq National Stock Market was $2.3125 per share.

     This Proxy Statement is being mailed on or about March 28, 2000 to shareholders entitled to vote at the meeting.

         In this Proxy Statement, the following words and phrases have the meaning or meanings set forth below:

o "Annual Meeting" means the 1999 Annual Meeting of the Shareholders of the Company.

o "Beneficial ownership" of Common Stock is defined under various SEC rules in different ways for different purposes, but generally means that you have investment or voting control (and/or an economic or "pecuniary" interest) in the shares through an agreement, relationship or the like.

o        "Board" means the Board of Directors of Socrates Technologies
         Corporation.

o        "Common Stock" means the Common Stock, $0.01 par value, of the Company.

o "Company" or "we" means Socrates Technologies Corporation, a public Delaware holding company with its Common Stock listed on The Nasdaq Stock Market National Market System under the symbol "SOCT". Unless stated otherwise or the context indicates otherwise, "we" and the "Company" shall include in its meaning the following wholly-owned subsidiaries of the Company:

         o        "Expert" means Expert, Inc., a New York corporation;

         o        "JMR" means JMR Distributors, Inc., a Virginia corporation;

         o "MVS" means MVS Modular Vision Systems, Inc., a Canadian corporation;

         o        "Networkland" means Networkland Inc., a Virginia corporation;

         o "Socrates" means Socrates Technologies, Inc., a Maryland corporation;

         o "SSC" means Socrates Solutions Corporation, a Virginia corporation; and

         o "Technet" means Technet Computer Services, Inc., a Virginia corporation.

o "Fair market value" when referring to a stock option means the exercise price for the shares of Common Stock underlying the stock options is the closing bid price of the Common Stock on the date that the stock option is granted.

o        "SEC" or the "Commission" means the Securities and Exchange Commission.

o "Shareholder" means the holder or owner of record of shares of Common Stock of the Company.

o "Street name" means you hold your shares of Common Stock in an account at a brokerage firm and the stock certificates and record ownership are not in your name but in the name of that brokerage firm.



                              QUESTIONS AND ANSWERS

Q:       When and where is the Annual Meeting?

A:       The Company's Annual Meeting of Shareholders is being held on Friday,
April 21, 2000, at 11:00 a.m., local time, at the Sheraton Premiere Hotel, First Floor, 8661 Leesburg Pike, Vienna, Virginia 22182, Telephone: (703) 448-1234.

Q:       Do I need a ticket to attend the Annual Meeting?

A:       Yes, you will need a ticket to attend.

         * Please complete the enclosed Ticket Request form, and

         * Acquire a legal proxy from your broker if you own your shares in street name

         Either mail the form and a copy of the legal proxy to: Paul W. Richter-Annual Meeting, P.O. Box 2493, Merrifield, Virginia 22116; or fax those documents to Paul Richter at (703) 288-6530. We will keep your ticket for pick up at the desk in front of the Annual Meeting room. You may pick it up on at the Annual Meeting location after 10:00 a.m., local time, on the date of the Annual Meeting. You should call (703) 288-6500 and ask for Paul Richter to confirm that we have received your ticket.

Q:       Why am I receiving this Proxy Statement and proxy card?

A:       You are receiving a Proxy Statement and proxy card from us because you owned shares of Common Stock on the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

         When you sign the proxy card, you appoint Paul W. Richter and Stephen Fogarty as your representatives at the Annual Meeting. Mr. Richter and Mr. Fogarty will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or vote by facsimile transmission in advance of the Annual Meeting just in case your plans change. You can always vote in person at the Annual Meeting, even if you have already sent in your proxy card or voted by fax.

          If an issue comes up for a vote at the Annual Meeting that is not on the proxy card, Mr. Richter and Mr. Fogarty will vote your shares, under your proxy, in accordance with their best judgment.

Q:       What am I voting on?

A:       You are being asked to vote on:

         * the election of six nominees to serve on our Board of Directors; and

         * ratification of the appointment of our independent auditors for fiscal years 1999 and 2000.

Q:       How do I vote?

A:       There are three ways you may vote. (Please see detailed instructions on your proxy card.)

         * Mail in your completed, signed and dated proxy card.

         If you return a signed card but do not provide voting instructions, your shares will be voted: FOR the six named nominees and FOR ratification of the auditors.

OR

         * Place your vote by faxing your completed, signed and dated proxy card to (703) 288-6530, ATTN: Paul Richter.

         Please follow the instructions that came with your Proxy Statement. If you vote by facsimile transmission, you do not need to mail in your proxy card, but you should call (703) 288-6500 to confirm receipt on your faxed proxy card. Ask for Paul Richter.

OR

   . * Vote in person by attending our Annual Meeting.

         We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:       What does it mean if I receive more than one proxy card?

A:       It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:       What if I change my mind after I return my proxy card?

A:       You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the Annual Meeting by written notice to Paul W. Richter-Annual Meeting, P.O. Box 2493, Merrifield, Virginia 22116.

         You may also do this by:

                  *    Signing another proxy card with a later date,

                  *    Voting in person at the Annual Meeting, or

                  * Voting via facsimile transmission after the date on your proxy card (your latest proxy is counted).

Q:       Will my shares be voted if I do not sign and return my proxy card?

A:       If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as election of directors) or leave your shares un-voted. Your brokerage firm may not vote on "non-routine matters" such as a proposal submitted by a shareholder, change in the certificate of incorporation or a merger.

         We encourage you to provide instructions to your brokerage firm by completing the proxy that they send to you. This ensures your shares will be voted at the Annual Meeting.

Q:       How are abstentions counted?

A:       Abstentions are counted for the purposes of determining both (1) the presence or absence of a quorum and (2) the total number of votes cast with respect to a proposal. Abstentions have the same effect as a vote "Against."

Q:       What is a "broker non-vote?"

A:       Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" the election of directors and ratification of accountants.

Q:       How are broker non-votes counted?

A:       Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for determining the number of votes cast. A broker non-vote will not affect the outcome on any proposal in the Proxy Statement.

Q:       What is a "quorum"?

A:       A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on the record date. There must be a quorum for the Annual Meeting to be held. All completed and signed proxy cards, faxed votes, whether representing a vote for, against, withheld, abstained or a broker non-vote, will be counted toward the quorum.

Q:       How many shares can vote at the meeting?

A:       As of the record date, 20,825,370 shares of Common Stock were outstanding. Each outstanding share of Common Stock entitles the holder to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 20,825,370 votes that may be cast at the Annual Meeting.

Q:       What is the required vote for a proposal to pass?

A:       For the proposals in this Proxy Statement, the required vote is the affirmative (i.e. "FOR") vote of a majority of the votes cast. The votes cast on a particular proposal includes votes FOR, AGAINST, WITHHELD, and ABSTAINED, but does not include broker non-votes.

Q:       Who is soliciting my vote?

A:       This proxy solicitation is being made and paid for by the Company.
Besides this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, telegraph, telefax or Telex, in person, e-mail or otherwise. Such person will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have retained the services of D.F. King & Co., New York, New York, to assist in the proxy solicitation, to act as information agent and mailing agent to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. Such a service would also solicit voted proxies from shareholders for the Annual Meeting. We anticipate that the fee for such an agent's services would range from $5,500 to $10,000, plus expenses and depending on the level of services.

Q:       Where are the Company's principal executive offices located?

A:       The corporate headquarters of the Company are located at 8500 Leesburg
Pike, Suite 406, Vienna, Virginia 22183. The Company's Board of Directors approved a resolution on January 31, 2000, to change the site of the Company's principal executive offices from 8133 Leesburg Pike, Suite 760, Vienna, Virginia 22182 to larger quarters at 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22183. The offices at 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22183, were formerly used as a sales office by the Company's Socrates subsidiary. The Board believes that the Vienna, Virginia location is more centrally located to the Company's operating subsidiaries and is more centrally located to the main business offices of the Company's most important customers and strategic partners.


                               SHARE OWNERSHIP BY
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         This table shows how much Common Stock is beneficially owned by owners of more than 5% of the outstanding shares, and by directors and certain executive officers, as of March 24, 2000. On March 24, 2000, there were 22,412,037 shares of Common Stock outstanding.


             AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED (1)(11)
             ------------------------------------------------------

Directors, Named Officers          Number Shares Beneficially
and 5%+ Shareholders (1)           Owned                              Percent


Farshad Sajedi (2)                2,000,000                           8.92%

Edward Ratkovich (3)              1,865,800                           8.32%

Edward Paul Roberts (4)             532,358                           2.37%

Timothy Keenan (9)                   72,000                           *

Paul W. Richter (10)                100,000                           *

Richard Prins (11)                   23,000                           *

Stephen Fogarty (12)                    -0-                           *

Andreas A. Keller (13)                  -0-                           *

Mariellen Lowry (14)                    -0-                           *

All current directors
and executive officers
as a group ( 7 persons)           4,593,158                          20.5%

----------------------------
*  less than one percent

(1) Includes shares for which the named person:

         * has sole voting and investment power, or

         * has shared voting and investment power with his or her spouse, unless otherwise indicated in the footnotes.

    Excludes shares that:

         *  may be acquired through stock option exercises, unless the shares
may be acquired within 60 days of April 21,          2000, or

         *  are restricted stock holdings

         Unless indicated otherwise and to the Company's knowledge, each person listed above in the table has sole voting power and investment power with respect to the shares. The address for each person listed in the table is c/o Socrates Technologies Corporation, 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22183.

(2) Director, Chief Executive Officer and President of Networkland. Appointed as a director on September 1, 1999. All of the shares were acquired when the Company acquired Networkland in a stock-for-stock acquisition on August 17, 1999.

(3) Former Director. Resigned, effective November 15, 1999. Owns shares with his spouse as tenants in the entirety.

(4)      Former Director. Resigned, effective November 15, 1999.

(5) Consists of 72,000 shares underlying a stock option that is exercisable within 60 days of April 21, 2000.

(6) Consists of 100,000 shares underlying stock options that are exercisable within 60 days of April 21, 2000.

(7) Appointed as a Director on September 22, 1999. Shares purchased in open market transactions during 1999.

(8)      Chief Financial Officer and Vice President.

(9) Appointed as a Director on September 22, 1999. Appointed as Chairman of the Board on November 15, 1999.

(10)     Appointed as a Director, effective January 1, 2000.

(11) The table does not include the following stock ownership by former officers and directors: (a) Abbas Fathi has the right to purchase 250,000 shares of Common Stock under a stock option, exercisable since October 1, 1999; (b) James Miller, the former Acting Chairman of the Board, beneficially owns 15,000 shares of Common Stock; and (c) Clive Whittenbury, a former director, beneficially owns 100,000 shares of Common Stock.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         A Board of six directors is to be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders, which the Company intends to hold in November or December 2000, and until their successors are elected and qualified, except in the event of their earlier death, resignation or removal. All of the nominees have indicated that they are able and willing to serve if elected. If any nominee should become unavailable prior to the election, the Board of Directors may recommend another person and, Mr. Richter and Mr. Fogarty, as your representatives, will vote for such person.

         The Company is presenting a slate of six nominees for the election to the Board at the Annual Meeting. All of the nominees currently serve as directors. All of the nominees are first time nominees for election to the Board, except for Mr. Richter. Mr. Keenan was appointed to the Board on March 6, 2000.




Seventh Board Nominee

         At a January 28, 2000 Special Meeting of the Board, the Board passed a resolution approving the current slate of nominees as well as directing the Chairman of the Board, Mr. Keller, to search for, evaluate and present a list of qualified nominees to the Board for consideration as an outside or independent, seventh director of the Board. If the Board locates a suitable candidate for the seventh board seat, which seat is reserved for an outside or independent director, before March 15, 2000, then the Company intended to revise this proxy statement and to seek shareholder approval for seven nominees to the Board at the Annual Meeting. The Board has not located a suitable nominee for the seventh board seat as of the date of these proxy materials. When and if the Board locates a suitable seventh nominee for the Board, the Board will consider appointing the seventh nominee to the Board after April 21, 2000, or, alternatively, not appointing the seventh nominee to the Board but rather nominating the seventh nominee to stand for election at the 2000 Annual Meeting of Stockholders in November or December 2000.

Changes in the Board during 1999

         On December 22, 1998, Edward Ratkovich took a sabbatical from his duties as Chairman of the Board and Mr. James H. Miller was elected by the Board on that same date to serve as Acting Chairman of the Board until a permanent Chairman was appointed by the Board. Upon Mr. Miller's resignation on September 3, 1999, Paul W. Richter was elected as Acting Chairman of the Board of Directors. With Mr. Ratkovich's resignation as a Director and Chairman of the Board, effective November 15, 1999, and with Mr. Richter's resignation as Acting Chairman of the Board, effective November 15, 1999, the Board appointed Andreas
A. Keller as Chairman of the Board on the same date.

Special Management Review Committee of the Board

         On December 22, 1998, the Company's Board of Directors appointed James
H. Miller and Jean H. Sisco to join the Company's Board of Directors as outside directors. At the request of Paul Richter and George Cowan, the Board agreed on December 22, 1998 to create a Special Management Review Committee (the "Special Committee") to review the management and financial controls, systems and practices of the Company and its corporate governance practices and policies for the period from January 1, 1997 to the present. Ms. Sisco, Mr. Miller and Mr. Richter were appointed by the Company's Board of Directors at the December 22, 1998 Board meeting as members of the Special Committee and received the Board's mandate to conduct the aforementioned review for the stated period. The Washington, D.C. law firm of Arnold & Porter was retained to act as outside legal counsel to the Special Committee. The Special Committee concluded its review in August 1999 and reported its findings and recommendations to the Board on September 1, 1999. After reporting its findings and making its recommendations, the Special Committee was abolished by the Board at the September 1, 1999 Board meeting. The Company has implemented or is implementing all of the recommendations of the Special Committee concerning management, financial and corporate governance practices, systems and controls. The Company may conduct similar reviews in the future in order to provide the outside directors with the opportunity to evaluate the management, financial and corporate controls, systems and processes of the Company and to recommend any perceived adjustments or improvements.


               Biographies of the Board of Directors and Nominees

Andreas A. Keller, Age 55
Director since 1999

     Positions with Company
o Appointed a Director on September 22, 1999. Appointed Chairman of the Board on November 15, 1999. Appointed as Chairman of the Executive Committee of the Board on January 4, 2000.

     Other Experience:
o Andreas A. Keller started his 25 year banking career in his native country of Switzerland with Union Bank of Switzerland and soon joined Citibank N.A. where he spent 23 years accumulating a broad-based international experience in commercial banking, investment banking and private banking. He worked eight years in New York, six years in Europe, and six years in Asia before settling down in Washington, D.C. in 1990.
o His assignments with Citibank included positions of steadily increasing responsibility from managing global account relationships, to country management in the Middle East, to Corporate Bank Head of Citibank India, Nepal, and Bangladesh. From 1984 to 1989 he served as a Director on the Board of Citicorp Overseas Software Ltd. in Bombay, India, and in 1988, Mr. Keller was asked to head up Citibank's Private Bank in Germany with the mandate to bring about a turnaround. Mr. Keller carried Citibank's professional designation of Senior Credit Officer.
o In 1992, Mr. Keller applied his business experience to building his own company in the residential security industry growing it to become the 8th largest regional security company in the greater Washington metropolitan area which he sold in 1997. He served as consultant to the Dallas based Financial Security Services, Inc. and to Washington Technology Group in Springfield, Virginia. In 1999 Mr. Keller became President of the newly formed web-based Accounts Receivable Management Corporation (armcor.com) which provides working capital management services for federal government contractors.

     Education:
o    Master of Science in Business Policy, Columbia University, New York, New
     York.
o    B.A., Jesuit College, Feldkirch, Austria.

Richard K. Prins, Age 42
Director since 1999

     Positions with Company
o Appointed as a Director for first time on September 22, 1999. Chairman of the Compensation Committee of the Board and Member of the Executive Committee of the Board since January 4, 2000.

     Other Experience
o Senior Vice President and Director of Investment Banking, Ferris Baker & Watts, Incorporated, an investment banking and brokerage firm based in Washington, D.C. with offices throughout the Mid-Atlantic region.
o Managing Director, Crestar Securities Corp.'s Investment Banking Division, Richmond, Virginia, 1988-1996.

     Education
o    M.B.A., Oral Roberts University, Tulsa, Oklahoma.
o    B.A. Colgate University, Hamilton, New York.


Mariellen Lowry, Age 41
Director since 2000

     Positions with Company
o Appointed as a Director for the first time on January 4, 2000. Chairman of the Audit Committee of the Board and a Member of the Compensation Committee of the Board since January 4, 2000.

     Other Experience:
o Director of Business Development, Emerald Solutions, Vienna, Virginia (1999-date). Responsible for creating a healthcare technology vertical market for Emerald, a national technology services and systems development firm;
o Vice President, Phoenix Health Systems (1997-1999), Gaithersburg, Maryland. Responsible for obtaining consulting engagements with healthcare organizations to provide technology and management services. Responsible for a $7 million increases in revenues in one year.
o President, Healthcare Business Development Corporation (1992-1997). Founder and chief executive of a healthcare consulting firm, which firm organized physician networks in the greater Washington, D.C.-Baltimore region, assisted health care providers in management, medical billing, insurance verification and development of ambulatory infusion centers.
o President, American Home Therapies, Upper Marlboro, Maryland. Founder and manager of home infusion company. Sold company in 1992.

     Education:
o    B.S., Scranton University, Scranton, Pennsylvania.

Farshad Sajedi, Age 37
Director since 1999

     Positions with Company:
o First appointed as a Director on September 1, 1999. He is also the Chief Executive Officer, President and a director of Networkland since August 17, 1999.

     Other Experience:
o    Mr. Sajedi was the founder of Networkland since its founding in 1987.

     Education:
o    B.S. in Electrical Engineering from a local community college.


Timothy Keenan, Age 34
First Time Nominee to the Board

     Positions with Company:
o    President of the Company since September 1999.

o    Member of Executive Committee since January 4, 2000.

     Other Experience:
o Director, Associated Venture Management Corp., New York City (1995-1999). Evaluated and raised money for mergers and acquisitions. Raised capital in private and public securities offerings for companies in AVMC's portfolio companies. Participated in strategic business and financing planning. Served as an officer or director of three privately held portfolio companies.
o Vice President, CS First Boston, New York City (1993-1995). Responsible for valuation and financial investments in merchant banking and distressed asset portfolios.
o Associate, Cornerstone Partners, LLC, New York City (1991-1993). Responsible for investments and evaluation and management of portfolio of in-kind security distributions.
o Senior Auditor, Price Waterhouse, LLP, New York City (1988-1991). Supervising auditor for several corporate clients.

     Education:
o B.S. in Accounting and Finance, University of Albany, Albany, New York. Graduate Cum Laude.
o    Certificated Public Accountant, New York, 1990.
o    Series 7, 63 Licenses as registered investment advisor.


Paul W. Richter, Age 44
Director since 1998

     Positions with Company:
o From February 1997 through January 1998, he was General Counsel and Secretary. From February 1, 1998 until October 4, 1998, he was Acting President and General Counsel. From October 15, 1998 to date, he has been General Counsel, Secretary, Vice President of Corporate Development and Director of Human Resources of the Company; General Counsel and Secretary of all of the Company's subsidiaries; Liquidation Trustee for Expert, JMR and MVS; and a director of Expert, JMR, SSC, Socrates and Technet. He was first appointed to the Board on February 7, 1998.

     Other Experience:
o Practiced corporate and securities law in greater Washington, D.C.-Baltimore region from January 1991 until December 1996, primarily served as outside legal counsel to small high technology companies.
o Founder and Executive Manager of two start-up legal research companies, one sold to West Publishing Company and the other sold to Clark Boardman Co. (December 1988 to January 1991)
o Executive Vice President. Simon & Company, a subsidiary of Gulf + Western Industries, Inc. (August 1984 to August 1988.

     Education:
o L.LM., Securities Regulation, Georgetown University Law Center, Washington, D.C. (1987).
o    J.D., George Mason University Law School, Arlington, Virginia (1985).
o    B.A., Knox College, Galesburg, Illinois (1977). Graduate Cum Laude.

                Meetings and Committees of the Board of Directors

         The Board of Directors held 16 meetings during the last fiscal year ended December 31, 1999. During the last fiscal year, all directors attended at least 75 percent of the board meetings held during their respective terms of service as directors. Due to the several changes in the membership of the Board during fiscal year 1999, Paul Richter, Edward Ratkovich and Paul Roberts were the only members of the Board who attended at least 75% percent of all of the board meetings held in fiscal year 1999.


         As of March 24, 2000, the Board of Directors has 4 standing committees:
Audit, Compensation, Conflicts and Executive.

Audit Committee

         The Audit Committee recommends selection of independent auditors to the Board; reviews internal financial controls; confers with independent auditors and confers with the Company accounting personnel on auditor's work and audits; and reviews progress of Company in implementing and maintaining financial controls and systems. The Audit Committee's current member is Mariellen Lowry, as of January 4, 2000. The Audit Committee met 4 times in fiscal year 1999. The Company needs to add two more members to the Audit Committee before 2001 to satisfy a new Nasdaq stock market rule.

         James Miller and Jean Head Sisco were members of the Audit Committee from December 22, 1998 until their resignations on September 3, 1999 and August 20, 1999, respectively. Ms. Sisco served as Chairman of the Audit Committee for that period. Mr. Edward Paul Roberts was a member of the Audit Committee from February 7, 1998 until his resignation on November 15, 1999.

Compensation Committee

         The Compensation Committee reviews performance of executives; determines total compensation package for executives and others, administers stock plans and determines grants of stock options and bonuses to executives, employees and others. Only outside directors may be members of the Compensation Committee. The current members of the Compensation Committee are Richard Prins and Mariellen Lowry. The Compensation Committee met seven times in fiscal year 1999.

         Mr. James Miller and Ms. Jean Head Sisco were Compensation Committee members from December 22, 1998 until their resignations on September 3, 1999 and August 20, 1999, respectively. Mr. Edward Paul Roberts was a Compensation Committee member from December 22, 1998 until his resignation on November 15, 1999. Richard Prins was appointed to the Compensation Committee on September 22, 1999. Ms. Mariellen Lowry was appointed to the Compensation Committee on January 4, 2000.

Executive Committee

         Board abolished the Executive Committee on December 22, 1998 because of decision of the Board at that time to meet monthly throughout 1999. The Executive Committee was re-established by the Board in December 1999 . Andreas
A. Keller, Timothy Keenan, Farshad Sajedi, Richard Prins and Paul Richter were appointed as members of that Committee on January 4, 2000. The non-voting management member of the Executive Committee is Stephen Fogarty. The Executive Committee did not meet in fiscal year 1999. Starting in January 2000, the Executive Committee is scheduled to meet monthly.

         The Executive Committee acts as a liaison between the Board and management; acts on behalf of Board on certain business, financial and management matters; reports to the Board on business, management and financial affairs of the Company; reviews performance of and assists management in the performance of duties.

Conflicts Committee

         The Conflicts Committee was formed to review transactions and agreements between the Company and officers, directors, employees and agents and their affiliates for potential conflicts of interest or instances of self-dealing. The Conflicts Committee was formed on January 4, 2000. The Conflicts Committee was formed at the recommendation of the Special Review Committee. Ms. Lowry was appointed as a member of the Conflicts Committee on January 28, 2000.

         The Company does not have a nominating committee to locate and recommend potential board members to the Board. This function is fulfilled by the full Board. Any suggestion for a nominee should be submitted to the Secretary of the Company at the Company's principal executive offices. Such potential nominees will be reviewed by the full Board in accordance with its established procedures.

         As described above, the Board formed a Special Committee to review management actions, practices and policies during the fiscal years 1997 and 1998. The Special Committee met six times during fiscal year 1999. The Board may re-form the Special Committee by a simple majority vote of the directors. The Special Committee shall at times consist of two or more outside directors assisted by the Company's General Counsel and such other outside professional assistance that may be reasonably necessary to perform the Special Committee's mandate from the Board.

Vote Required and Board Recommendation

         The six nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Shareholders do not have the right to cumulate their votes in the election of directors.

            The Board of Directors recommends that shareholders vote
                 FOR the slate of six nominees set forth above.

Compensation of Directors

         Outside, independent directors receive a quarterly fee of $3,000 for being a director. If the outside, independent director also serves as a committee member of a board committee, then she or he receives a committee meeting fee of $750 per meeting attended. Outside directors also receive an annual grant of a non-qualified stock option to purchase 25,000 shares of Common Stock at a purchase price equal to the fair market value of the Common Stock on the date of the grant. Employee directors do not typically receive compensation above and beyond their compensation as officers for serving as directors.

1999 Non-Employee Director Stock Option Plan

         In order to provide an incentive for qualified outside, independent directors to serve as directors of the Company and to continue to serve in their capacity as directors of the Company, the Board approved and adopted a 1999 Non-Employee Director Stock Option Plan in December 1999. Under this plan, each outside, independent director receives an annual grant of a non-qualified stock option to purchase 25,000 shares of Common Stock at fair market value. As of January 31, 2000, a non-qualified stock option to purchase 25,000 shares of Common Stock at fair market value and with a two-year vesting period have been issued to Richard Prins, Andreas Keller and Mariellen Lowry. None of the options issued have vested or been exercised in fiscal year 1999.

                                  PROPOSAL TWO
               RATIFICATION OF THE SELECTION OF GRANT HORNTON, LLP
                             AS INDEPENDENT AUDITORS

         The Audit Committee, composed entirely of non-employee directors, recommended to the Board of Directors that Grant Thornton, LLP be appointed as independent auditors. As our independent auditors, Grant Thornton, LLP would audit our consolidated financial statements for fiscal years 1999 and 2000 and perform audit-related services and consultation in connection with that audit.

         The Board approved the selection of Grant Thornton, LLP as independent auditors for fiscal years 1999 and 2000 and is asking the shareholders for ratification of their selection. The affirmative vote of a majority of the Votes Cast is required for ratification. If the shareholders do not approve the selection of Grant Thornton, LLP, the Audit Committee and the Board will reconsider the appointment.

         Grant Thornton, LLP, or its predecessors have audited the consolidated financial statements of the Company since 1995.

         The Company has been advised by Grant Thornton, LLP that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

         The Board of Directors recommends a vote FOR the ratification of the selection of Grant Thornton, LLP as independent auditors. The Board believes that this proposal is in the best interests of the Company and its shareholders.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The table below shows, for the last three fiscal years, compensation paid to the Company's Chief Executive Officer and the four most highly compensated executive officers serving at fiscal year end. The table also lists one former executive officer who would have been included had he still been an executive officer of the Company at fiscal 1999 year end. We refer to all of these officers and a former officer as the "Named Officers."


                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Name and Principal(11) Fiscal Year  Annual Compensation
                                    -------------------
Position                               Salary     Bonus    Securities underlying
                                                           Stock Options
                                                              (# of Shares)
--------------------------------------------------------------------------------

Andreas A. Keller             1999     $100,100     -0-       25,000
Chairman                      1998     n/a          n/a       n/a
                              1997     n/a          n/a       n/a

Timothy Keenan(2)             1999     $150,000     -0-       72,000
President                     1998     n/a          n/a       n/a
                              1997     n/a          n/a       n/a

Stephen Fogarty (3)           1999     $120,000     -0-       150,000
Chief Financial Officer       1998     n/a          n/a       n/a
and Vice President            1997     n/a          n/a       n/a

Farshad Sajedi (4)            1999     $180,000     $36,000   200,000
CEO & President               1998     n/a          n/a       n/a
Networkland                   1997     n/a          n/a       n/a

Edward Ratkovich (5)          1999     $102,000     -0-       -0-
Chairman                      1998     $102,000     -0-       -0-
                              1997     $195,000     -0-       300,000

Abbas Fathi (6)               1999     $150,000     -0-       100,000
CEO, President                1998     $150,000     -0-       100,000
                              1997     $150,000     $75,000   -0-

Gana Govind (7)               1999     $180,000     -0-       -0-
CEO and President             1998     $180,000     -0-       -0-
Technet Computer              1997     n/a          n/a       n/a
Services, Inc.

Cabot Caskie (8)              1999     $140,000     -0-       50,000
Chief Financial               1998     n/a          -0-       n/a
Officer                       1997     n/a          -0-       n/a

George Cowan (9)              1999     $120,000     -0-       50,000
Executive Vice                1998     $120,000     -0-       -0-
President                     1997     n/a          n/a       -0-


Paul W. Richter (10)          1999     $120,000     -0-       50,000
Vice President,               1998     $110,000     -0-       50,000
General Counsel               1997     $100,000     -0-       50,000
Vice President and
Director of Human Resources

--------------------------------------------------------------------------------
Footnotes:

(1) Mr. Keller was appointed as Chairman on November 15, 1999. Salary commenced in December 1999.
(2) Mr. Keenan was retained as President on September 20, 1999. He was appointed as a director on March 6, 2000. He is also President of SSC. Mr. Keenan's base annual salary was increased to $180,000 in February 2000 pursuant to a February 2000 employment agreement.
(3) Mr. Fogarty was employed as Chief Financial Officer and Vice President on November 15, 2000. His salary was raised to $140,000 in January 2000 and then to $150,000 in February 2000.
(4) Mr. Sajedi was employed as Chief Executive Officer and President of Networkland on August 17, 1999, pursuant to an employment agreement, dated August 17, 1999, and the Stock Purchase Agreement among Socrates, Networkland and Mr. Sajedi (whereby the Company acquired all of Mr. Sajedi's common stock ownership in Networkland).
(5) Compensation and bonus deferred at the election of Mr. Ratkovich. Pursuant to an August 1999 letter agreement with the Company, Mr. Ratkovich cancelled his deferred compensation and bonus in return for Company's agreement to reach agreement on a settlement of Mr. Ratkovich's two loans to the Company. Mr. Ratkovich resigned as Chairman of the Board and a director on November 15, 1999.
(6) Abbas Fathi resigned as an officer and director of the Company and Socrates on June 30, 1999.
(7) Gana Govind resigned as an officer and director of Technet on October 1, 1999. As of October 1, 1999, Govind has served as a management and technical consultant to Technet. Under his employment agreement with the Company, Mr. Govind was entitled to receive $1 million as consideration for the purchase of his stock in Technet. This money was escrowed in 1999 for Mr. Govind and all but $250,000 has been distributed.
(8) Cabot Caskie resigned as an officer of the Company on November 15, 1999.
(9) George Cowan resigned as an officer and director of the Company on May 20, 1999.
(10) Mr. Richter also serves as General Counsel and Secretary of each subsidiary of the Company. His annual base salary was increased to $140,000 in December 1999 and to $150,000 in February 2000 in return for assuming additional duties as an officer, director and liquidation trustee for Expert, JMR and Socrates and serving as General Counsel and Secretary for all Company subsidiaries and divisions. Mr. Richter's annual base salary was $140,000 when he served as Acting President of the Company from February 1, 1998 until October 15, 1998. On October 15, 1998, Mr. Richter took a voluntary decrease in annual base salary.
(11) No Named Officer received perquisites in an amount greater than the lesser of (i) $50,000 or (ii) 10 percent of such Named Officer's total salary plus bonus.

                    Stock Options Grants in Fiscal Year 1998

         This table shows stock option grants during the fiscal 1999 to the Named Officers. No stock appreciation rights have been granted by the Company to the Named Officers.


                              OPTION TABLE (1) (2)


                    INDIVIDUAL GRANTS
         ---------------------------------------
         Number of Securities       % of Total                                          Potential Realizable
         Underlying Stock            Options                                            Value at Assumed
         Options (#)                Granted to        Exercise         Expiration       Annual Rates of Stock
                                    Employees in      Price            Date             Price Appreciation for
                                    Fiscal Year       ($/Share)                         Option Term
_______________________________________________________________________________5%          10%

                                                                                           ($)                ($)
Abbas
Fathi          500,000                                   $1.38          10/31/09         433,937         1,099,082

Farshad
Sajedi         100,000                                   $0.50          10/06/09          31,445            79,687
               100,000                                   $0.50          10/06/09          31,445            79,687

Steve
Fogarty        150,000                                   $0.71           11/7/09          66,977           169,733

Tim
Keenan (3)     100,000                                   $0.71           11/7/09          33,331            84,468
                72,000                                   $1.25          01/01/00          56,601           143,437

Cabot
Caskie          50,000                                   $0.71           11/7/09          33,331            84,468

Paul
Richter         50,000                                   $0.50          10/06/09          16,166            42,234

------------------------------------------------------------------------------------------------------------------

Footnotes:

(1) Potential realizable value assumes the stock price will appreciate at the annual rates shown. These rates are compounded annually from the date of grant until the end of the 10-year term of the option. The potential realizable value is: the potential stock price at the end of the term based on the 5 percent and 10 percent assumed rates. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) The Company option plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of officers, directors, employees and consultants, the number of shares to be subject to the options granted and the terms of such grants. All options shown in the table have exercise prices equal to the fair market value on date of grant, vest over two years and have a term of ten years. In the event of a change in control, except as otherwise determined by the Board prior to the occurrence of such change in control, all options shall be fully exercisable and vested and shall be terminated in exchange for a net cash payment. In the event of a merger of the Company or the sale of substantially all of the assets of the Company that does not constitute a change in control, unvested options shall be assumed by the acquiring company. The Board of Directors can accelerate unvested options if the acquiring company does not assume the options. The plans provide for various methods of exercise. The Company currently allows for cash, cashier's check or cashless exercise.

(3)      Granted and issued in Fiscal Year 2000.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values


         No stock options were exercised in fiscal year 1999 by any Named Officers.


1998 Non-Qualified Stock Option Plan


         The Board approved and adopted the 1998 Non-Qualified Stock Option Plan on November 10, 1998, in order to provide employees and agents of the Company with grants of non-qualified stock options to purchase shares of Common Stock at fair market value and with a two-year vesting schedule. No options issued under this plan were exercised in fiscal year 1999. Officers and directors of the Company are not eligible to participate in this plan. The Company has authorized 1,000,000 shares of Common Stock for issuance under this plan.


Employment Contract, Termination of Employment and Change-in-Control
Arrangements.

         The Company does not have a Chief Executive Officer or Chief Operating Officer. The senior management of the Company is Andreas A. Keller, Chairman; Timothy Keenan, President; Steve Forgarty, Chief Financial Officer and Vice President; and Paul Richter, General Counsel, Vice President, Secretary, and Director of Human Resources. Farshad Sajedi is the Chief Executive Officer and President of Networkland. Badri Devanathan is the President of Technet. The senior management of SSC is: Mr. Keller, Chairman; Mr. Keenan, President; Mr. Fogarty, Chief Financial Officer and Vice President; and Mr. Richter, General Counsel, Secretary and Vice President. Mr. Richter is the senior executive officer of Expert, JMR and MVS, all dormant operations scheduled for liquidation in the year 2000. Mr. Mitchell Jerine is the President of the OAS Division of SSC. The OAS Division continues the business of Object Application Systems, Inc. ("OAS"), a New York corporation engaged in developing and maintaining Enterprise Resource Planning or "ERP") software computer programs for small and mid-sized companies. SSC acquired substantially all of the operating assets of OAS on March 10, 2000. SSC retained all of the personnel of OAS to continue the business of OAS as a division of SSC.

         The Company has an agreement to employ Mr. Timothy Keenan as President of the Company and SSC in year 2000. Under the terms of a February 2000 employment agreement, the annual base salary for Mr. Keenan is $180,000. The employment agreement provides for an annual performance bonus at the Board's sole discretion. If granted by the Board, the performance bonus would be for a minimum of $50,000 and a maximum of $180,000. Mr. Keenan and the Company are still negotiating the terms of incentive compensation for the proposed employment of Mr. Keenan as President of the Company and SSC.

         Under his prior consulting agreement, dated September 15, 1999, which agreement will be superseded by the February 2000 employment agreement, Mr. Keenan received a non-statutory stock option to purchase 100,000 and 72,000 shares of the Company's Common Stock at fair market value and received an annual base compensation of $180,000. If the Company terminates other than for cause or if a constructive termination should occur, he would have been entitled to receive as severance an amount equal to three (3) months of his annual base salary.

         On January 28, 2000, the Company entered into an agreement with Andreas Keller whereby Mr. Keller would receive compensation based on an annual base salary of $100,100 for services rendered as Chairman of the Board of the Company, SSC, and Technet, and as Chairman of the Executive Committee of the Board. The term of the agreement is from January 1, 2000 until Mr. Keller's successor is appointed and assumes office. The Company considers appointment of a Chairman of the Board at each annual meeting of the Board. Mr. Keller is entitled under the agreement to receive a grant of a non-statutory option to purchase 100,000 shares of the Company's Common Stock at an exercise price of 71 cents per share. Prior to becoming Chairman, Mr. Keller received a non-statutory option to purchase 25,000 shares of the Company's Common Stock at $0.53 per share. All of the options granted to Mr. Keller have a two-year vesting schedule.

         On August 17, 1999, Networkland entered into an employment agreement with Farshad Sajedi whereby Mr. Sajedi agreed to remain as Chief Executive Officer, President and a director of Networkland. Under the employment agreement, which has an initial term of 3 years and is renewable for one year period extensions with the consent of Mr. Sajedi and Networkland. Mr. Sajedi receives an annual base salary of $180,000, an annual increase in his annual base salary of at least 8% of the increase in the cost of living index published by the U.S. Department of Commerce for the preceding year and is entitled to receive a quarterly performance bonus of 12% of pre-tax earnings of Networkland. The employment agreement also provides for the lease of a company car for Mr. Sajedi, an initial issuance of a qualified stock option to purchase 100,000 shares of Common Stock at fair market value and the annual issuance, if he is still employed by Networkland, of a qualified stock option to purchase 100,000 shares of Common Stock at fair market value. The employment agreement was a condition to the acquisition to Networkland by the Company.

         On November 15, 1999, the Company entered into a letter employment agreement whereby Stephen Fogarty agreed to serve as Chief Financial Officer and Vice President of the Company. Mr. Fogarty's annual base salary under the letter employment agreement was initially $120,000, which salary was raised to $140,000 on January 1, 2000. Under the letter employment agreement, as amended, Mr. Fogarty received a qualified stock option to purchase 50,000 shares at an exercise price of 71 cents per share and another qualified stock option to purchase 100,000 shares at an exercise price of 71 cents per share. The options granted to Mr. Fogarty have a two-year vesting schedule. The term of the letter employment agreement is one year. If Mr. Fogarty's employment is terminated without cause by the Company, then he would be entitled to receive severance payment equal to nine month's of his then-current base annual salary. Mr. Fogarty also receives a semi annual job performance and salary review in year 2000.

         Paul Richter has an employment agreement with the Company, which agreement has been amended three times since 1997. Under his amended employment agreement, Mr. Richter agreed to serve as General Counsel, Secretary, Vice President of Corporate Development and Director of Human Resources of the Company and serve as General Counsel and Secretary of each Company subsidiary and division. Mr. Richter is also a director of the Company, Technet, Networkland, Expert, JMR and SSC. Mr. Richter's base salary was $120,000 during fiscal year 1999. Effective January 1, 2000, his annual base salary was raised to $140,000 and then increased to $152,000 in February 2000. The term of Mr. Richter's employment agreement ends on January 1, 2003. Under the amended employment agreement, Mr. Richter is entitled to receive an annual stock option grant, subject to the approval of the Compensation Committee of the Board, of a qualified stock option to purchase at least 25,000 shares of Company Stock at fair market value at the time of grant. All options granted to Mr. Richter have a two-year vesting schedule. If Mr. Richter's employment is terminated without cause, he would be entitled to receive his annual base salary for the remainder of the term of his employment agreement.

         The Company entered into a one-year consulting agreement on January 1, 2000 with Steve Kaston to provide investor relations, public relations and related services for year 2000 and to do so as an independent contractor. Mr. Kaston receives an annual fee of $144,000 per year for services rendered under the consulting agreement. Mr. Kaston is eligible to receive an annual performance bonus of $30,000, which is granted in the sole discretion of the Board. Under the consulting agreement, Mr. Kaston is entitled to receive a non-statutory stock option grant in year 2000 to purchase 100,000 shares of Common Stock at fair market value on December 23, 1999 and, if the Company elects to pay Mr. Kaston the aforementioned cash bonus of $30,000, then he will also be granted at the same time a second non-statutory option to purchase 50,000 shares of Common Stock at fair market value. The options vest in two years. Mr. Kaston received an option to purchase 115,000 shares of Common Stock at a purchase price of $1.25 per share, which option has vested. Mr. Kaston received a $25,000 bonus in December 1999.

         Mr. George Cowan resigned as Executive President and a Director of the Company on June 30, 1999. Under a settlement agreement and mutual release, Mr. Cowan's base annual salary and health insurance benefits were paid by the Company until October 31, 1999.

         Mr. Abbas Fathi resigned as Chief Executive Officer and President of the Company and as a Director of the Company on May 20, 1999. Under a settlement agreement and mutual release, the Company will pay Mr. Fathi's annual base salary and health insurance until October 1, 2000. Mr. Fathi also agreed to cancel his qualified stock option for all but 100,000 shares in return for a non-qualified stock option to purchase 500,000 shares of Common Stock under a two year vesting, which vesting dates are October 1, 1999 and October 1, 2000. The non-qualified stock option has a ten-year term. The exercise price is $1.38 per share.

         Gana Govind, Chief Executive Officer, President and a director of Technet, resigned from those positions on October 1, 1999. Under a consulting agreement entered into by the Company and Mr. Govind in November 1999, Mr. Govind acts as a management consultant and technical manager for Technet with his compensation based on his former officer annual base salary of $180,000. Mr. Badri Devanathan was appointed President of Technet on January 1, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Membership of the Committee

         The members of the Compensation Committee of the Board of Directors (the "Compensation Committee") are Mariellen Lowry and Richard Prins, both outside directors.

         No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. From time to time, certain officers of the Company and outside consultants attend meetings of the Compensation Committee. Mr. Paul Richter worked closely with the Compensation Committee as Director of Human Resources on a number of compensation issues. Mr. Richter handles non-benefit personnel issues. Mr. Steve Fogarty handles benefits administration for the Company. No officer of the Company is present during discussions or deliberations regarding his or her own compensation.

Responsibilities of the Committee

         Acting on behalf of the Board of Directors, the Compensation Committee's responsibilities, include the following:

         *        Reviewing the performance of the senior executive officers;

         * Determining total compensation package for the senior executive officers of the Company;

         * Reviewing the general Company compensation philosophy for all employees, including the senior executive officers;

         * Approving discretionary bonuses and actual bonus payments for the senior executive officers;

         * Administering the Company's employee stock option and stock purchase plans (the "Stock Plans"), including determining eligibility, the number and type of options to be granted and the terms of such grants; and

         * Resolving any disputes or complaints about compensation from employees and agents of the Company and its subsidiaries.

Executive Officer Compensation

The Company's executive compensation is based on a cash annual base salary and incentive compensation based on cash performance bonuses and stock options or employee stock purchases under the Stock Plans. The intent of the compensation arrangements for the executives is designed to support the achievement of Company performance objectives, to ensure that executive officers' interests are aligned with the success of the Company and to provide compensation opportunities that will attract, retain and motivate superior executive personnel. Consistent with these objectives, the Committee believes that the compensation of executive officers should be a combination of cash and stock options in order to provide an incentive to remain with the Company and to increase the performance of the Company.

         The Company's compensation program for executive officers is structured to be competitive within the high technology industry. The Company and the Director of Human Resources have reviewed compensation arrangements of a group of comparable companies selected on the basis of similarity in revenue level, industry segment and competitive employment market to the Company. Most of the companies included in this group for the 1999 executive compensation analysis are also included in the Nasdaq Computer and Data Processing Services index used to compare the Company's stock price performance on the Performance Table set forth below.

         The Company's executive level positions are matched to comparable positions in the group of companies surveyed for compensation arrangements and competitive levels are determined for base salary and target bonus and stock-based incentives. Factors considered in determining actual incentive bonus for each executive officer include Company, team and individual performance, and the scope of each executive officer's responsibilities. The relative weight given to such factors varies between executive officers, based upon their respective responsibilities and capacity to affect Company performance.

         Grants under the Company's Stock Plans are designed to further strengthen the linkage between executive compensation and shareholder return, to provide additional incentives to executive officers tied to growth of stock price over time and encourage continued employment with the Company. Stock option grants are based upon industry survey data and individual executive performance. Stock options generally become exercisable over a two-year period and are usually granted at a price that is equal to the fair market value of the Company's stock on the date of grant.

1999 Executive Officer Compensation

         During fiscal year 1999, the Committee adjusted Abbas Fathi's (the "CEO") annual base salary from $150,000 to $180,000. The bonus for the CEO was a discretionary annual performance bonus that was only awarded by the Board in its sole discretion. The amount of any such bonus would also be determined by the Board. This compensation arrangement conforms to compensation arrangements for prior Company CEO's. Mr. Fathi was also eligible for a performance bonus in fiscal year 1999 if Socrates achieved profitability in fiscal year 1999. Since Socrates did not achieve profitability in fiscal year 1999, no bonus was paid to the CEO from Socrates in fiscal year 1999.

         Mr. Fathi resigned as an officer and director of the Company and Socrates on May 20, 1999. The Company has not appointed a new CEO as of the date of this Proxy Statement. The senior executive management and duties of chief executive officer of the Company has been handled by Andreas Keller, Chairman, and Timothy Keenan, President. Mr. Keller's and Mr. Keenan's compensation are described above.

         During fiscal 1999, the Compensation Committee reviewed industry survey data and current executive responsibilities. The Compensation Committee felt that executive salaries in general needed to receive merit increases to reflect the current competitive market, their individual performance as well as their multiple capacities. Stock options were also reviewed based on survey data.

Qualifying Compensation

         The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). The cash compensation plus stock vesting of each of the Company's executive officers was below the $1 million threshold and options granted under the Company's option plans were designed to meet the requirement of being performance-based under the provisions of Section 162(m). Therefore, Section 162(m) did not reduce the tax deduction available to the Company for fiscal 1997 or prior years. The Company's policy is, to the extent reasonable, to qualify its executive officers' compensation for deductibility under the applicable tax laws.


Respectfully submitted,




Richard Prins, Chairman, Member since November 15, 1999
Mariellen Lowry, Member since January 4, 2000

                                PERFORMANCE TABLE


         The following table shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's Common Stock (August 14, 1995) through the end of the Last Fiscal Year (December 31, 1999) for the Company, the Nasdaq Computer Technology Index, representing a cross section of widely-held U.S. corporations involved in various phases of the computer industry, and the Russell 2000 Index, a broad-market index, showing the total return of 2,000 publicly-traded small and mid-capitalization companies. The table assumes $100 was invested in the Company's stock on August 15, 1995. Note that the historic stock price performance is not necessarily indicative of future stock price performance.



     Measurement
       Period                                 CTI             CTI           Russell        Russell
    (Fiscal Year)         Socrates           (^XCI)          Index           2000           Index
-----------------------------------------------------------------------------------------------------
     8/15/1995 (1)          $100               -               -               -              -
       9/30/95              $214              $100              239.18       $100             306.99
       9/30/96              $279              $123              294.92       $113             346.39
       9/30/97              $211              $210              502.62       $148             453.82
       9/30/98               $50              $247              591.49       $118             363.59
      12/31/98               $96              $333              796.58       $137             421.96
      12/31/99               $63              $583             1394.19       $164             504.75


(1) Date represents first trading day of the Company's Common Stock

                         CERTAIN EVENTS AND TRANSACTIONS

Nasdaq Stock Market Listing Qualifications for the National Market System.

         The Common Stock is listed on The Nasdaq Stock Market National Market System (NMS). The Nasdaq Stock Market requires companies with capital stock listed on the NMS to maintain at least $4 million in net tangible assets. The Company's net tangible assets fell below $4 million in the third and fourth fiscal quarters of fiscal year 1999. The Company has sought to remedy this deficiency by converting insider loans to the Company to shares of Common Stock and by a December 1999 private placement of a minimum of 333,334 restricted shares of Common Stock to a maximum of 1,666,667 restricted shares of Stock to ten or fewer Accredited Investors (as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended, ("Act")) under Section 4(2) and Section 4(6) of the Act and at a purchase price of $1.50 per share. The private placement produced approximately $800,000 in aggregate offering proceeds to the Company as of January 15, 2000, the closing date of the private placement, and the conversion of the loans, the Company believes that its net tangible assets exceeded $4.3 million as of January 7, 2000. The Company also acquired the operating assets of OAS in March 2000 as part of its business strategy, which acquisition caused the net tangible assets of the Company to exceed $5 million as of March 1, 2000.

         The Company also failed to satisfy The Nasdaq Stock Market NMS requirement that a company maintain a market price above $1 during the fall of 1999. Since late November 1999, however, the market price has stayed above $1 and the Company has been in compliance with the NMS requirement.

         As required by the Nasdaq Stock Market Listing Qualification Panel's (the "Panel") decision, dated February 7, 2000, the Company filed a Form 8-K with the SEC on March 15, 2000, which filing was intended to demonstrate that the Company had $5 million or more in net tangible assets. The Panel, by a letter dated March 20, 2000 to the Company, requested certain background information on the net tangible assets of the Company, which information the Company has supplied to the Panel. The Panel is currently reviewing whether the Company has complied with the Panel's requirement that the Company make a public filing on or before March 15, 2000 with a January 31, 2000 balance sheet with pro forma adjustments for any significant events or transactions occurring on or before March 15, 2000 and to show net tangible assets of $5 million or more. The other requirement imposed by the Panel for maintaining the listing of the Common Stock on the NMS was conducting an annual shareholders meeting in April 2000. The Annual Meeting will satisfy that requirement.

Conversion of Loans to Equity

         The Company entered into an agreement with Edward Ratkovich, the former Chairman of the Board, Chief Executive Officer and President of the Company, to convert his two loans to the Company to "restricted" (as defined in Rule 144 as promulgated under the Act) shares of the Common Stock, $0.01 par value, (the "Shares") at a conversion rate of Ninety Six (96) cents per share of Common Stock, which rate resulted in the issuance of 1,291,666 restricted shares of Common Stock to Mr. Ratkovich. The Company and Mr. Ratkovich entered into a mutual release in connection with the loan conversion. The two loans by Mr. Ratkovich totaled $1,240,000 in unpaid principal and accrued interest thereon as of December 15, 1999. The conversion rate was based on the average closing bid price of the Common Stock for the thirty (30) consecutive trading days immediately preceding December 15, 1999. The agreement with Mr. Ratkovich was consummated on December 31, 1999 and was approved by the disinterested directors of the Company's Board of Directors.

         The agreement with Mr. Ratkovich contains a mutual release between the Company and Mr. Ratkovich. Under the release, each party agreed to not pursue any claim that the party may have or had against the other party on and prior to December 15, 1999.

         Mr. Ratkovich resigned as Chief Executive Officer of the Company on October 4, 1998 and resigned as Chairman and a director on November 15, 1999.

         The Company entered into an agreement with Edward Paul Roberts, a former director of the Company, to convert his $300,000 loan, which has accrued interest of $7,875.00 as of December 31, 1999, to the Company for 232,358 "restricted" (as defined in Rule 144 under the Act) Shares. Mr. Roberts loaned the Company $300,000 in August 1999 to provide working capital for the Company. The conversion rate of the loan was $1.32 per share of Common Stock. The conversion rate was calculated on the basis of the thirty (30) consecutive trading days immediately preceding December 31, 1999. The agreement was consummated and effective as of December 31, 1999.

         Mr. Roberts resigned as a director of the Company on November 15, 1999.

         The Company has agreed to use its good faith efforts register Mr. Roberts' 232,358 Shares and Mr. Ratkovich's 1,291,666 shares of Common Stock under the Act with the first non-Form S-8 registration statement filed in 2000. The Company has also agreed to use its best efforts to register the shares of Common Stock issued under the private placement within 120 days after the closing of the private placement, which closing occurred on January 15, 2000.

         In December 1999, Mr. Edward Paul Roberts also agreed to issue 300,000 of his unrestricted shares of Common Stock to Pinnacle Systems and Development Co. (PSDC) as a retainer for PSDC to provide financial and investment banking advisory services to the Company and to assist the Company as a placement agent in raising working capital through private placements of Common Stock to accredited investors (as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended). The Company entered into an agreement to issue 300,000 registered, unrestricted shares to Mr. Roberts in year 2000 to replace the 300,000 shares of Common Stock issued by Mr. Roberts to PSDC on behalf of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Except as noted below, the Company believes that all Forms 3, 4 and 5 required to be filed by its directors, officers and greater than 10% shareholders were filed on time during fiscal year 1999.

         Edward Ratkovich, a former Chairman of the Board of the Company, resigned as Chairman and as a director of the Company on November 15, 1999. Mr. Ratkovich filed a Schedule 13G with the Commission on January 21, 2000 reporting the sale of shares of his Common Stock from time to time by Prudential Securities, Inc. during the period from December 1998 through January 2000, which sales were made by Prudential Securities, Inc. to satisfy a margin loan obligation. Forms 4 were not filed to report these sales. Mr. Ratkovich contested the sale of his shares of Common Stock by Prudential Securities, Inc. and has asserted that Prudential Securities, Inc. had the obligation to make any filings for the aforementioned sales under Section 16(b) of the Securities Exchange Act of 1934.


                               DEADLINE FOR FUTURE
                            PROPOSALS OF SHAREHOLDERS

         Proposals that shareholders desire to have included in the Company's proxy materials for the 2000 Annual Meeting must be received by the Secretary of the Company at its principal office (8500 Leesburg Pike, Suite 406, Vienna, Virginia 22183, Attention Corporate Secretary) no later than October 1, 2000, in order to be considered for possible inclusion in such proxy materials.

                             ADDITIONAL INFORMATION

Annual Report

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

Annual Meeting Summary

         The Company will provide a summary of the activities at the Annual Meeting to Shareholders, including the final vote on all proposals. The summary will be available on the Company's Website approximately one week after the Annual Meeting. Shareholders may also obtain a copy by calling (703) 288-6500.

                                  OTHER MATTERS

         The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment. The Company will distribute rules of conduct for the Annual Meeting at the front door to the Annual Meeting location. Please observe these rules as Annual they are designed to ensure an orderly and fair meeting.

PROXY CARD
Front of card

SHAREHOLDER(S):   Please print your name(s): ___________________________________

                  ______________________________________________________________


                        Socrates Technologies Corporation
                          8500 Leesburg Pike, Suite 406
                             Vienna, Virginia 22183
                                 (703) 288-6500

                       2000 Annual Meeting of Stockholders

         This Proxy is solicited on Behalf of the Board of Directors. The undersigned hereby constitutes and appoints Paul W. Richter and Stephen Fogarty, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Socrates Technologies Corporation to be held at the Sheraton Premiere Hotel, Lobby Level, 8661 Leesburg Pike, Vienna, Virginia 22182, on Friday, April 21, 2000, at 11:00 a.m., local time, and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse site.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
  BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
     VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF
        INDEPENDENT AUDITORS AND AS THE PROXY HOLDER MAY DETERMINE IN HIS
          DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT
                              BEFORE THE MEETING.

              PLEASE VOTE BY FAX OR MARK, SIGN, DATE AND RETURN THE
                 PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued on reverse side)

  YOUR VOTE IS IMPORTANT! Please Vote promptly. Meeting Date is April 21, 2000.
  -----------------------

You can vote in one of three ways:


1.       Fax your completed, signed and dated proxy card to (703) 288-6530; or

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope; or

3.       Vote at the Annual Meeting.

         It is not necessary to mail your proxy card, if you vote by fax.

                              PLEASE VOTE PROMPTLY

PROXY CARD                 Socrates Technologies Corporation 2000 ANNUAL MEETING
Back of card

         The Board of Directors recommends a vote FOR items 1 and 2.

1.   Election of Directors--Nominees

         Andreas A. Keller                                    Richard K. Prins
         Mariellen Lowry                                      Timothy Keenan
         Farshad Sajedi                                       Paul W. Richter

Check One:

(a)      VOTE FOR ALL  [__]

(b) WITHHOLD FOR THE FOLLOWING DIRECTORS [___]: Print name of directors for whom you are withholding your vote: ______________________________

-------------------------------------------------------------------------------

(c)      WITHHOLD FOR ALL  [__]

1.       RATIFICATION of Grant Thornton, LLP as independent auditors.

Check One:

Vote:             For  [___]       Vote Against   [___]      Abstain    [___]

         IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

Dated:_______________________, 2000

[_] I plan to attend Annual Meeting (Return Ticket Request Form to the Company at: Paul Richter - 1999 SOCRATES Annual Meeting, P.O. Box 2493, Merrifield, Virginia 22116).

Name of Shareholder(s): ________________________________________________________

Name of Shareholder(s): ________________________________________________________

Signature of Shareholder(s):____________________________________________________

Signature of Shareholder(s):____________________________________________________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person. Your telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

          VOTE BY FAX - Fax your completed, signed and dated proxy card to Paul Richter, (703) 288-6530.

                               TICKET REQUEST FORM

         If you plan on personally attending the Annual Meeting on April 21, 2000, at 11:00 a.m., local Washington, D.C. time, you will need a ticket. Please provide the Company with the following information.

1.   Please print all information

NAME:    _______________________________________________________________________

STREET:  __________________________________________ APT ________________________

CITY:   ________________________________ STATE __________ ZIP __________________

SOCIAL SECURITY NUMBER__________________________________________________________

TELEPHONE NUMBER _______________________________________________________________

2. If you hold your stock in street name (in a broker account) please obtain a legal proxy from the broker and provide a copy attached to this form.

3. YOU MUST EITHER: fax this form and, if required in Item #2 above, a copy of your legal proxy to: Paul Richter at fax number (703) 288-6530; or mail this form and, if required by Item #2 above, a copy of your legal proxy to: Paul Richter - 1999 Annual Meeting, P.O. Box 2493 Merrifield, Virginia 22116, (703) 288-6500; or bring this form and, if required by Item #2 above, a copy of your legal proxy, to the Annual Meeting.

         If you plan on attending, please act quickly as space is limited and we will return the ticket to you by first class mail.

                                   PLEASE VOTE
                                  VIA BY FAX OR
                       MAIL YOUR COMPLETED SIGN PROXY CARD
                      SEE YOUR PROXY CARD FOR INSTRUCTIONS

         DIRECTIONS TO THE SHERATON PREMIERE AT TYSON'S CORNER (VIENNA)
         -------------------------------------------------------------


FROM THE NORTH: Take I-95 SOUTH to 495 WEST (Capital Beltway) to Silver Spring, Maryland. Follow 495 WEST until you reach Northern Virginia. Take Exit #10 for Route 7 WEST to Tyson's Corner off 495 WEST. Take Route 7 WEST and after 2 miles turn LEFT onto WESTWOOD CENTER DRIVE. Then make the immediate RIGHT onto the service road off WESTWOOD CENTER DIRVE and follow it until you reach the Hotel Lobby.

FROM THE SOUTH: Take I-95 NORTH to 495 WEST (Capital Beltway) to Rockville. Follow 495 WEST and take EXIT 10-B off 495 WEST for Route 7 WEST to Tyson's Corner. Take Route 7 WEST and after 2 miles turn LEFT onto WESTWOOD CENTER DRIVE. Then make the immediate RIGHT onto the service road off WESTWOOD CENTER DIRVE and follow it until you reach the Hotel Lobby.

FROM THE WEST: Take I-66 EAST to 495 NORTH. Follow 495 NORTH and take EXIT 10-B off 495 NORTH for Route 7 WEST to Tyson's Corner. Take Route 7 WEST and after 2 miles turn LEFT onto WESTWOOD CENTER DRIVE. Then make the immediate RIGHT onto the service road off WESTWOOD CENTER DIRVE and follow it until you reach the Hotel Lobby.

FROM WASHINGTON, DC: Take I-66 WEST until you reach Exit 66-B for Route 7 WEST to Tyson's Corner. After 2 miles turn LEFT onto WESTWOOD CENTER DRIVE. Then make the immediate RIGHT onto the service road off WESTWOOD CENTER DIRVE and follow it until you reach the Hotel Lobby.

FROM WASHINGTON NATIONAL REAGAN AIRPORT: Take the exit at Delta-USAir Terminal to George Washington Memorial Parkway NORTH. Then follow the signs for Route I-66 WEST. Follow the directions for Washington, D.C.

FROM DULLES INTERNATIONAL AIRPORT, DULLES, VIRGINIA: Take the Expressway at the Airport to Washington, D.C. Proceed for about 13 miles. Than take the Exit for Route 7 EAST. At the first traffic light, make a U-Turn to the right onto the service road. Follow until you reach the Hotel Lobby.